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                                                                    EXHIBIT 10.8


                            STOCK PURCHASE AGREEMENT

         This Agreement is made and entered into on this 30th day of September, 1996, by and between American Physicians Service Group, Inc., a Texas corporation (the "Buyer"), and Exsorbet Industries, Inc., an Idaho corporation (the "Seller").

         In consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:

         1. Definitions.

         "Exsorbet" and "Exsorbet Industries, Inc." refer to that certain entity which is incorporated under the laws of the State of Idaho under the name "Exsorbet Industries, Inc." as well as any successor corporation.

         "Shareholder Rights Agreement"means an Agreement by and between American Physicians Service Group, Inc. and Exsorbet Industries, Inc. dated September 30, 1996 and entitled "Shareholder Rights Agreement."

         "Stock Put Agreement"means an Agreement by and between American Physicians Service Group, Inc. and Exsorbet Industries, Inc. dated September 30, 1996, and entitled "Stock Put Agreement."

         2. Purchase and Sale of 1,200,000 Shares of Common Stock.

         (a) Basic Transaction. On and subject to the terms and conditions of this Agreement, and further subject to the terms of the Stock Put Agreement and Shareholder Rights Agreement, Buyer agrees to, and does hereby, purchase from Seller One Million Two Hundred Thousand (1,200,000) shares of common (capital) stock of Exsorbet Industries, Inc. at the price of Two Dollars and Seventy-Five Cents ($2.75) per share.

         (b) Delivery of Share Certificate. Buyer acknowledges receipt of a certificate evidencing 1,200,000 shares of common stock of Exsorbet Industries, Inc., such certificate being issued in the name of "American Physicians Service Group, Inc."

         (c) Payment. Seller acknowledges receipt of Three Million Three Hundred Thousand U.S. Dollars ($3,300,000) from Buyer as payment in full for the shares of stock specified above. Such sum is being delivered by wire transfer to a banking account directed by Seller.

         3. Stock Registration. Unless and until registered, all of the shares of stock issued by Exsorbet Industries, Inc. pursuant to this Agreement may not be sold or transferred unless and until registered or pursuant to a valid exemption from registration. All stock certificates issued pursuant





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to this Agreement shall bear a restrictive legend in substantially the following form:

         "No sale, offer to sell, or transfer of the shares represented by this certificate shall be made unless a registration statement under the Federal Securities Act of 1933, as amended, with respect to such shares is then in effect or an exemption from the registration requirements of said act is then in fact applicable to said shares."

         4. Representations of Exsorbet. Seller represents and warrants the following facts to be true as of the time of execution of this Agreement:

         (a) Exsorbet Industries, Inc. is a corporation duly organized and existing under the laws of the State of Idaho, and is in good standing within the State of Idaho;

         (b) Seller has full corporate power and authority to perform its obligations hereunder;

         (c) Neither the execution and the delivery of this Agreement, nor the consummation of the transaction contemplated hereby, will violate any corporate by-laws, corporate charter, court orders, injunctions, decrees, or rulings;

         (d) There is only one class of stock of Exsorbet Industries, Inc., being the common or capital stock of such corporation. There is only series of such stock. There are no series or classes of stock with any preferred or preferential rights;

         (e) The stock of Exsorbet Industries, Inc. trades on the Nasdaq Stock Market, Inc. SmallCap Market under the symbol "EXSO;" and

         (f) The shareholders of Exsorbet Industries, Inc. have been requested to approve a proposed merger of such corporation into Consolidated Eco-Systems, Inc., a Delaware corporation. If such merger is approved, the Delaware corporation would be the surviving corporation. Consolidated Eco-Systems, Inc. is, or when organized will be, a wholly-owned subsidiary of Exsorbet Industries, Inc. In the event that the proposed merger is approved, Exsorbet Industries, Inc. binds and obligates itself to insure, and warrants, that Consolidated Eco-Systems, Inc. would be bound by each and every term of this Agreement.

         5. Representations and Understandings of American Physicians Service Group, Inc. Buyer understands that the shares of stock issued pursuant to this Agreement have not been, and will not by the terms of this Agreement be, registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering. The terms of this paragraph may be modified or amended by other Agreements existing between the parties.





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         Buyer represents that:

         (i) it is acquiring the shares of common stock of Exsorbet Industries, Inc. solely for its own account for investment purposes, and not with a view to the distribution thereof;

         (ii) it is a sophisticated investor with knowledge and experience in business and financial matters;

         (iii) it has received certain information concerning the Buyer and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the stock of the Seller, provided however that the terms hereof shall be subject to a 60 day Stock Put Agreement during which time Buyer shall be afforded the right to conduct full due diligence inquiry of Seller, to the extent desired;

         (iv) it is able to bear the economic risk and lack of liquidity inherent in holding the stock of Seller;

         (v) it is an Accredited Investor, as defined by Regulation D promulgated pursuant to the Securities Act of 1933, as amended; and

         (vi) it has full corporate power and authority to enter into this Agreement and to consummate the transaction contemplated hereunder.

         6. Subsidiary Disclosure. Exsorbet Industries, Inc. has provided information concerning its operating structure and specifically including a list of its subsidiary corporations. Exsorbet represents and warrants that such information is complete and accurate. A list of subsidiary corporations is attached hereto, marked as Exhibit "A" and incorporated herein by reference.

         7. No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person or entity other than the parties hereto and their respective successors and permitted assigns.

         8. Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the Buyer and the Sellers; provided, however, that Buyer may assign this Agreement and its rights hereunder to any subsidiary or affiliate of Buyer, and Buyer may transfer or convey its rights in any shares of stock of the Seller and the Seller may merge with that certain Delaware corporation known as Consolidated Eco-Systems, Inc., provided that such corporation agrees to be completely bound by all terms of all contracts in existence between the parties.





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         9.  Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         10. Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         11. Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then three business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to the Seller:                 Copy to:         Charles E. Chunn, Jr., 1401 South Waldron Road, Suite 201, Fort
                                                   Smith, AR 72903.


If to the Buyer:                  Copy to:         Duane K. Boyd, Jr., 1301 Capital of Texas Highway, Suite C-300, Austin, TX
                                                   78746-6550.

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

         12. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Texas without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Texas.

         13. Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Seller. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         14. Severability. Any term or provision of this Agreement that is invalid or unenforceable




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in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.


                    EXSORBET INDUSTRIES, INC.,
                    an Idaho corporation
                    "SELLER"



                    By: /s/ James Connors
                    Title: Executive Vice-President


                    AMERICAN PHYSICIAN SERVICE GROUP, INC.

                    a Texas corporation
                    "BUYER"



                    By: Duane Boyd, Jr.
                    Title: President





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                                  EXHIBIT "A"

                           EXSORBET INDUSTRIES, INC.
                   REVENUE GENERATING SUBSIDIARY CORPORATIONS

         Consolidated Environmental Services, Inc., an Arkansas corporation;

         Cierra, Inc., an Arkansas corporation.;

         Larco Environmental Services, Inc., a Louisiana corporation.;

         KR Industrial Service of Alabama, Inc., an Alabama corporation at present;

         Exsorbet Technical Services, Inc., an Arkansas corporation, d/b/a SpilTech Services, Inc.; and

         Eco-Acquisition, Inc., an Arkansas corporation (this company will be changing its name to Eco-Systems, Inc.).





This list does not include non-revenue generating subsidiaries of Exsorbet Industries, Inc.





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